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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
SigmaTron International, Inc.
Elk Grove, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-20147 and 333-52044) of SigmaTron International, Inc. and Subsidiaries (the "Company") of our report dated July 7, 2006, relating to the consolidated financial statements of income, stockholders' equity and cash flows for the year then ended, which appears in the Company's Annual Report on Form 10-K.


/s/ BDO Seidman, LLP
Chicago, Illinois
July 25, 2006